Exhibit 3.1

BYLAWS (AS AMENDED)
OF
TURTLE BEACH CORPORATION
(A NEVADA CORPORATION)

ARTICLE I
OFFICES

Section 1.      Registered Office.  The registered office of Turtle Beach Corporation (the “Corporation”) in the State of Nevada shall be in such location as the directors determine in the State of Nevada.

Section 2.      Other Offices.  The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Corporation’s Board of Directors (the “Board”), and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
CORPORATE SEAL

Section 3.      Corporate Seal.  The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Nevada.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III
STOCKHOLDERS’ MEETINGS

Section 4.      Place of Meetings.  Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 2 hereof.

Section 5.      Annual Meeting.

(a)      The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b)      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these Bylaws, the Corporation’s Articles of Incorporation (the “Articles of Incorporation”), the Nevada Revised Statutes, and other applicable law.  To be properly brought before an annual meeting, business must be:  (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder Present in Person at the meeting who (i) is a beneficial owner of shares of the Corporation’s capital stock at the time of giving the notice provided for in this paragraph

(b), (ii) is a beneficial owner of shares of the Corporation’s capital stock as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (iii) is a beneficial owner of shares of the Corporation’s capital stock at the time of the meeting, (iv) is entitled to vote at the meeting, and (v) complies with the requirements set forth in this paragraph (b) in all applicable respects.  Except with respect to proposed nominations of persons for election to the Board, which must be made in compliance with the provisions of Section 5, paragraph (c) of these Bylaws and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the Securities and Exchange Commission’s Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition to the other requirements set forth in this paragraph (b), for any proposal of business to be considered at an annual meeting of stockholders, it (i) must be a proper subject for action by stockholders of the Corporation under these Bylaws, the Articles of Incorporation, the Nevada Revised Statutes and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board under these Bylaws, the Articles of Incorporation, the Nevada Revised Statutes or other applicable law. For business to be properly brought before an annual meeting by a stockholder pursuant to this paragraph (b), the stockholder must have given (i) timely and proper notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”) and (ii) provided any updates or supplements to the Proposal Notice at the times and in the forms required by this paragraph (b).  To be timely, a Proposal Notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Proposal Notice as described above. For purposes of these Bylaws, “Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice or a Nominating Notice (as defined below) in accordance with the provisions of this paragraph (b). To be in proper written form, a Proposal Notice shall set forth: (i) the name and address, as they appear on the Corporation’s books, of the stockholder proposing to bring business before the Corporation’s annual meeting of stockholders (each, a “Proponent”) and any Stockholder Associated Person; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and/or of record, by such Proponent or any Stockholder Associated Person, provided that such Proponent or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Proponent or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (B) any derivative positions held or beneficially held by the Proponent and any Stockholder Associated Person and whether and a description in reasonable detail of the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, and (C) a representation that the Proponent is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be Present in Person at the meeting to propose such business; (iii) as to each matter the Proponent proposes to bring before the meeting, (A) a reasonably detailed description of the business desired to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the Articles of Incorporation or any policy of the Corporation, the text of the proposed amendment), and (C) a reasonably detailed description of the reasons for conducting such business at the meeting; (iv) a reasonably detailed description of any interest, direct or indirect, monetary or non-monetary, of the Proponent or any Stockholder Associated Person in the proposed business described in the Proposal Notice, including any anticipated benefit therefrom to be received by the Proponent or any Stockholder Associated Person; (v) a description in reasonable detail of any pending, or to the knowledge of the Proponent or any Stockholder Associated Person, threatened legal proceeding in which any Proponent or Stockholder Associated Person is a party or participant involving the Corporation or any officer, director, affiliate, associate, or employee of the Corporation; (vi) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Proponent or any Stockholder Associated Person and the Corporation or any director, officer, affiliate, associate, or employee of the Corporation (naming such director, officer, affiliate, associate, or employee); (vii) a description in reasonable detail of any contacts and discussions between the Proponent or any Stockholder Associated Person and any officer, director, or employee of the Corporation (naming such officer, director, or employee and listing the dates and describing the nature of such contacts and discussions); (viii) a reasonably detailed description of any relationship, agreement, arrangement or understanding, written or oral, direct or indirect, with respect to the business proposed to be brought before the annual meeting by the Proponent, between or among any Proponent or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the Securities and Exchange Commission (“SEC”) by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Proponent or Stockholder Associated Person); (ix) a description in reasonable detail of any plans or proposals of the Proponent or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such Proponent or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Proponent or Stockholder Associated Person) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (x) all other information relating to (A) the proposed business described in the Proposal Notice, (B) the Proponent, or (C) any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Proponent or any Stockholder Associated Persons are participants in a solicitation subject to Section 14 of the Exchange Act; and (xi) a representation whether the Proponent or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposed business or otherwise to solicit proxies from stockholders in support of such proposed business.

(i)      A Proponent shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such Proposal Notice pursuant to this paragraph (b) shall be true, correct and complete in all respects not only prior to the Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the publicly disclosed date of the meeting at which such proposed business contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one (1) business day following any such event, development or occurrence.  For the avoidance of doubt, the updates required pursuant to this paragraph (b) do not cause a Proposal Notice that was not true, correct and complete in all respects and in compliance with this paragraph (b) when first delivered to the Corporation prior to the Notice Deadline to thereafter be in proper form in accordance with this paragraph (b).

(ii)      Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any Proponent who has submitted a Proposal Notice to the Corporation shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such Proponent in the Proposal Notice delivered pursuant to this paragraph (b). If a Proponent fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this paragraph (b).

(iii)      Notwithstanding anything in these Bylaws to the contrary, no business (other than the election of directors, which shall be governed by Section 5, paragraph (c) of these Bylaws) shall be conducted at any annual stockholders’ meeting except in accordance with the requirements set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements set forth in these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such proposed business not properly brought before the meeting shall not be transacted.

(iv)      Notwithstanding the foregoing provisions of this paragraph (b), the disclosures required by this paragraph (b) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proponent or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Proposal Notice required by these Bylaws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

(v)      Notwithstanding the foregoing provisions of this paragraph (b), a Proponent shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the Nevada Revised Statutes and other applicable law with respect to the matters set forth in this paragraph (b), any solicitation of proxies contemplated by the Proponent in connection with its submission of a Proposal Notice to the Corporation, and any filings made with the SEC in connection therewith.

(vi)      Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and subject to the limitations and requirements of, Rule 14a-8 under the Exchange Act and the SEC’s and the SEC Staff’s interpretations, guidance and no-action letter determinations relating thereto.

(vii)     For a Proposal Notice to comply with the requirements of this paragraph (b), each of the requirements of this paragraph (b) shall be directly and expressly responded to and a Proposal Notice must clearly indicate and expressly reference which provisions of this paragraph (b) the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Proposal Notice in response to any provision of this paragraph (b) shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.

(viii)    For a Proposal Notice to comply with the requirements of this paragraph (b), it must set forth in writing directly within the body of the Proposal Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this paragraph (b), and each of the requirements of this paragraph (b) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (b).

(ix)      A Proponent submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Notice Deadline, is true, accurate and complete in all respects, contains no false or misleading statements and such Proponent acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this paragraph (b) by such Proponent shall not be true, correct and complete in all respects prior to the Notice Deadline, such information shall be deemed not to have been provided in accordance with this paragraph (b).

(x)       Notwithstanding the foregoing provisions of this paragraph (b), unless otherwise required by applicable law, if the Proponent is not Present in Person at the annual meeting of stockholders to present the proposed business, such proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, business proposed to be brought before an annual meeting by a Proponent may not be brought before an annual meeting if such Proponent takes action contrary to the representations made in the Proposal Notice applicable to such business or if (i) when submitted to the Corporation prior to the Notice Deadline, the Proposal Notice applicable to such business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated or supplemented by the Proponent in accordance with these Bylaws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects.

(xi)      A Proponent submitting a Proposal Notice pursuant to this paragraph (b), by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Proposal Notice.

(xii)     Nothing in this paragraph (b) shall be deemed to give any stockholder the right to have any proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under the Exchange Act or other applicable law or governmental regulation, such right shall be limited to the right expressly provided under such applicable law or governmental regulation. Notwithstanding any notice of the meeting or proxy statement sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this paragraph (b) to propose business at any annual meeting.  If a stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice, proxy statement or any supplement thereto, such stockholder is nevertheless still required to comply with this paragraph (b) and deliver its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this paragraph (b).

(c)      Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (a “Nominating Stockholder”) Present in Person at the Meeting who (A) is a beneficial owner of shares of the Corporation’s capital stock at the time of giving the notice provided for in this paragraph (c), (B) is a beneficial owner of shares of the Corporation’s capital stock as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (C) is a beneficial owner of shares of the Corporation’s capital stock at the time of the meeting, (D) is entitled to vote at the meeting, and (E) complies with the notice procedures set forth in this paragraph (c) in all applicable respects.  The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board at a stockholders’ meeting.  Without qualification, for a stockholder to propose a nomination of a person or persons for election to the Board at a stockholders’ meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation containing the information with respect to such stockholder and its proposed candidates for nomination for election to the Board as required to be set forth by this paragraph (c) (collectively, the “Nominating Notice”), and (B) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this paragraph (c).  To be timely, a Nominating Notice must be delivered to the Secretary of the Corporation within the time periods specified by paragraph (b) of this Section 5 for timely delivery of a Proposal Notice and must be delivered no later than the Notice Deadline.  To be in proper written form, a Nominating Notice shall set forth: (A) the name and address, as they appear on the Corporation’s books, of the Nominating Stockholder and any Stockholder Associated Person; (B) all information as to the Nominating Stockholder, each person whom the Nominating Stockholder proposes to nominate for election or re-election as a director (each, a “Stockholder Nominee”), and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed by the Nominating Stockholder with the SEC in connection with a contested solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement of the Nominating Stockholder as a nominee of the Nominating Stockholder and to serving as a director of the Corporation if elected; (C) (i) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and/or of record, by the Nominating Stockholder or any Stockholder Associated Person, provided that such Nominating Stockholder or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Nominating Stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (ii) any derivative positions held or beneficially held by such Nominating Stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Nominating Stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (iii) a representation that such Nominating Stockholder is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be Present in Person at the meeting to propose such nomination; (D) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship the Nominating Stockholder or any Stockholder Associated Person may have with any Stockholder Nominee, including but not limited to, those pursuant to which the nomination is proposed to be made, or with any other person or persons (naming such person or persons) with respect to such nomination (E) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Nominating Stockholder or any Stockholder Associated Person and the Corporation or any director, officer, or other employee of the Corporation (naming such director, officer, or other employee); (F) a description in reasonable detail of any contacts and discussions between the Nominating Stockholder or any Stockholder Associated Person and any officer, director, or employee of the Corporation (naming such officer, director, or employee and listing the dates and describing the nature of such contacts and discussions); (G) a description in reasonable detail of any interest, direct or indirect, monetary or non-monetary, of the Nominating Stockholder or any Stockholder Associated Person in having any Stockholder Nominee elected to the Board, including any anticipated benefit therefrom to be received by the Nominating Stockholder or any Stockholder Associated Person; (H) a description in reasonable detail of any pending, or to the knowledge of the Nominating Stockholder or any Stockholder Associated Person, threatened legal proceeding in which any Nominating Stockholder or Stockholder Associated Person is a party or participant involving the Corporation or any officer, director, affiliate, associate, or employee of the Corporation; (I) as to each Stockholder Nominee, (1) all information that would be required to be set forth in a Nominating Notice pursuant to this paragraph (c) if such Stockholder Nominee was a Nominating Stockholder; (2) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where such Stockholder Nominee had been proposed as a candidate for election to a board of directors by the Nominating Stockholder; (3) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such Stockholder Nominee and any person or entity (naming such person or entity) in connection with such Stockholder Nominee’s service or action as a proposed candidate and, if elected, as a member of the Board; (4) to the extent that such Stockholder Nominee has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (5) to the extent that such Stockholder Nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (6) to the extent that such Stockholder Nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the Stockholder Nominee’s current or past profession or an industry that the Stockholder Nominee has participated in, a description in reasonable detail of such action and the reasons therefor; (7) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the Stockholder Nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the Stockholder Nominee committed any act constituting (i) a breach of fiduciary duties, (ii) misconduct, (iii) fraud, (iv) breaches of confidentiality obligations, and/or (v) a breach of the entity’s code of conduct applicable to directors; and (8) the amount of any equity securities beneficially owned by such Stockholder Nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other Stockholder Nominees, the Nominating Stockholder and all Stockholder Associated Persons, is five percent (5%) or more of the class of equity securities of such company; (J) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship, with respect to the nomination proposed to be brought before the meeting by the Nominating Stockholder, between or among any Nominating Stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Nominating Stockholder or Stockholder Associated Person); (K) a description in reasonable detail of any plans or proposals of the Nominating Stockholder, any Stockholder Associated Person or any Stockholder Nominee relating to the Corporation that would be required to be disclosed by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (L) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, and any other relationships, between or among a Nominating Stockholder, a Stockholder Associated Person, if any, and a Stockholder Nominee, including all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if such Nominating Stockholder or Stockholder Associated Person was the “registrant” for purposes of such Items and the Stockholder Nominee was a director or executive of such registrant; and (M) a representation as to whether the Nominating Stockholder and/or the Stockholder Associated Person, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Stockholder Nominee or otherwise to solicit proxies from stockholders in support of such nomination.

(i)      A Nominating Stockholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this paragraph (c) shall be true, correct and complete in all respects not only prior to the Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this paragraph (c) do not cause a Nominating Notice that was not true, correct and complete in all respects and in compliance with this paragraph (c) when first delivered to the Corporation prior to the Notice Deadline to thereafter be in proper form in accordance with this paragraph (c).

(ii)      Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any Nominating Stockholder who has submitted a Nominating Notice to the Corporation shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such stockholder in the Nominating Notice delivered pursuant to this paragraph (c). If a Nominating Stockholder fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this paragraph (c).

(iii)      No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that the proposed nomination was not made in accordance with the requirements set forth in these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(iv)      Notwithstanding the foregoing provisions of this paragraph (c), the disclosures required by this paragraph (c) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Nominating Stockholder or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Nominating Notice required by these Bylaws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

(v)      Notwithstanding the foregoing provisions of this paragraph (c), a Nominating Stockholder shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the Nevada Revised Statutes and other applicable law with respect to the matters set forth in this paragraph (c), any solicitation of proxies contemplated by the Nominating Stockholder in connection with its submission of a Nominating Notice to the Corporation, and any filings made with the SEC in connection therewith.

(vi)      For a Nominating Notice to comply with the requirements of this paragraph (c), each of the requirements of this paragraph (c) shall be directly and expressly responded to and a Nominating Notice must clearly indicate and expressly reference which provisions of this paragraph (c) the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Nominating Notice in response to any provision of this paragraph (c) shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.

(vii)     For a Nominating Notice to comply with the requirements of this paragraph (c), it must set forth in writing directly within the body of the Nominating Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this paragraph (c), and each of the requirements of this paragraph (c) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (c).

(viii)    A Nominating Stockholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Notice Deadline, is true, accurate and complete in all respects, contains no false or misleading statements and such Nominating Stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this paragraph (c) by such Nominating Stockholder shall not be true, correct and complete in all respects prior to the Notice Deadline, such information shall be deemed not to have been provided in accordance with this paragraph (c).

(ix)      Notwithstanding the foregoing provisions of this paragraph (c), unless otherwise required by applicable law, if the Nominating Stockholder is not Present in Person at the stockholders’ meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, nominations proposed to be brought before a stockholders’ meeting by a Nominating Stockholder may not be brought before a meeting if such Nominating Stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nominations or if (i) when submitted to the Corporation prior to the Notice Deadline, the Nominating Notice applicable to such nominations contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Nominating Notice applicable to such nominations was not updated or supplemented by the Nominating Stockholder in accordance with these Bylaws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects.

(x)      A Nominating Stockholder submitting a Nominating Notice pursuant to this paragraph (c), by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Nominating Notice.

(xi)      Nothing in this paragraph (c) shall be deemed to give any stockholder the right to have any nominations included in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this paragraph (c) to propose any nominations at any stockholders’ meeting, including delivering its own separate and timely Nominating Notice to the Secretary of the Corporation that complies in all respects with the requirements of this paragraph (c).

(d)      Certain Definitions.

(i)       A person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the leadership, management, governance, board composition, strategic direction, value enhancement plans, or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least two additional factors suggest that such persons knowingly intend to act in concert or in parallel towards a common goal relating to the management, governance or control of the Corporation, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person (a) solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed with the SEC on Schedule 14A or (b) solely as a result of the fact that two or more unaffiliated persons collectively act to petition (or have an agreement, arrangement or understanding to collectively act to petition) a court pursuant to and in accordance with Nevada Revised Statutes Section 78.345 to order the Corporation to hold an election of directors. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(ii)      “Close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

(iii)      “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(iv)      “Present in Person” shall mean that the Proponent or the Nominating Stockholder, as the case may be, or, if such person is not an individual, a qualified representative of such person, appear in person at such stockholders’ meeting.

(v)      “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(vi)      A “qualified representative” of any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder (including, as applicable, a Proponent or a Nominating Stockholder) or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the chairman of the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.

(vii)      “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder, (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange Act) of such Proponent or Nominating Stockholder or beneficial owner, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Proponent or Nominating Stockholder in any solicitation contemplated by the Proposal Notice or the Nominating Notice, (iv) each person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such Proponent or Nominating Stockholder or beneficial owner (or their respective Affiliates and Associates) relating to the equity securities of the Corporation, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation, and (v) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with, or is Acting in Concert with such Proponent or Nominating Stockholder or beneficial owner or a Stockholder Associated Person of such Proponent or Nominating Stockholder or beneficial owner.

Section 6.      Special Meetings.

(a)      Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.

(b)      If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request.  Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws.  If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice.  Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7.      Notice of Meetings.  Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting.  Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.      Quorum.  At all meetings of stockholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than fifty percent (50%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Section 9.      Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.      Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law.  An agent so appointed need not be a stockholder.  No proxy shall be voted after six (6) months from its date of creation unless the proxy provides for a longer period, which may not exceed seven (7) years from the date of its creation.

Section 11.      Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; and (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally.

Section 12.      List of Stockholders.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.  The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 13.      Action Without Meeting.

(a)      No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, or by the written consent of the stockholders in accordance with Chapter 78 of the Nevada Revised Statutes.

(b)      In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 13(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 13(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 13(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c)      In the event of the delivery, in the manner provided by this Section 13 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 13 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 13(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 14.      Organization.

(a)      At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman.  The

Secretary, or, in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b)      The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

(c)      Stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meet can hear each other.  Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

ARTICLE IV
DIRECTORS

Section 15.      Number, Tenure and Qualification.

(a)      The authorized number of directors of the Corporation shall be not less than one (1) nor more than twelve (12) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors.

(b)      Each director who is elected as provided in this Section 15 shall serve until his or her successor is duly elected and qualified.

(c)      Directors shall be elected at the annual meeting of the stockholders of the Corporation by a plurality of votes.  A separate vote for the election of directors shall be held at each meeting for each class of directors having nominees for election at such meeting.

(d)      Directors need not be stockholders unless so required by the Articles of Incorporation.  Each director must be a natural person at least 18 years of age.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16.      Powers.  The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Articles of Incorporation.

Section 17.      Vacancies.  Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 18.      Resignation.  Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 19.      Removal.  Subject to the Articles of Incorporation, any director may be removed by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote, with or without cause.  The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been convicted of a felony or who has been declared incompetent by an order of a court of competent jurisdiction.

Section 20.      Meetings.

(a)      Annual Meetings.  The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held.  No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)      Regular Meetings.  Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the Corporation required to be maintained pursuant to Section 2 hereof.  Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Nevada which has been designated by resolution of the Board of Directors or the written consent of all directors.

(c)      Special Meetings.  Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.

(d)      Telephone Meetings.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)      Notice of Meetings.  Notice of the time and place of all special meetings of the Board of Directors shall be delivered:  (i) orally (in person or by telephone) or in writing through personal delivery or electronic transmission (by a form consented to by the recipient), in either case at least twenty-four (24) hours before the date and time of the meeting; or (ii) through registered or certified mail (postage prepaid), return receipt requested, at least three (3) days before the date of the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)      Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 21.      Quorum and Voting.

(a)      Unless the Articles of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 42 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)      At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

Section 22.      Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 23.      Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 24.      Committees.

(a)      Executive Committee.  The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors.  The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation.

(b)      Other Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law.  Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c)      Term.  Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors.  The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)      Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 25.      Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting.  The Secretary, or in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

ARTICLE V
OFFICERS

Section 26.      Election.  The Board of Directors shall elect and appoint a Chief Executive Officer, a President, a Secretary and a Treasurer at its annual meeting or at such other time or times as the Board of Directors shall determine.  The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors.  Any individual may hold two or more offices.  The election or appointment of an officer shall not of itself create contract rights.

Section 27.      Tenure and Duties of Officers.

(a)      General.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)      Duties of Chairman of the Board of Directors.  The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  If there is no Chief Executive Officer, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 27.

(c)      Duties of Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.  The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)      Duties of President.  The President, subject to the supervision and control of the Board of Directors, any duly authorized committee thereof, and the Chief Executive Officer, shall in general actively supervise and control the business and affairs of the Corporation and, in the Chief Executive Officer’s absence, at the request of the Board of Directors, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  The President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the Chief Executive Officer, these Bylaws or as may be provided by law.

(e)      Duties of Vice Presidents.  The Vice Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.  Unless otherwise specified, Executive Vice Presidents are senior to Vice Presidents.  The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.  An Executive Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed.

(f)      Duties of Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice.  The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The Chief Executive Officer or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

(g)      Duties of Treasurer.  The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President.  The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation.  The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 28.      Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 29.      Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 30.      Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 31.      Execution of Corporate Instrument.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, and by the Secretary or the Treasurer.  All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 32.      Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII
SHARES OF STOCK

Section 33.      Form and Execution of Certificates.

(a)      Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by officers or agents designated by the Board of Directors for the purpose, certifying the number of shares of stock owned by him, her or it in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock.  Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders.  Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.  The Board of Directors may designate the Corporation’s transfer agent as an agent of the Corporation with authority to sign the certificate in the name of the Corporation certifying the number of shares of stock owned by a holder of the Corporation’s stock.

(b)      Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her or it in the Corporation and, to the extent required by law, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent.  Except as otherwise expressly provided by law, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c)      Each certificate representing shares shall state the following upon the face thereof:  the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value.  Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.  No certificate shall be issued until the shares represented thereby are fully paid.  In addition to the above, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the Nevada Revised Statutes and/or such other federal, state or local laws or regulations then in effect.

Section 34.      Lost Certificates.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 35.      Transfers.

(a)      Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)      The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes.

Section 36.      Fixing Record Dates.

(a)      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)      In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)      Notwithstanding anything in this Section 36 to the contrary, a record date for determining stockholders entitled to take action by written consent shall be fixed in accordance with Section 13 of these Bylaws.

Section 37.      Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

Section 38.      Execution of Other Securities.  All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 33), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX
DIVIDENDS

Section 39.      Declaration of Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 40.      Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
FISCAL YEAR

Section 41.      Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board Directors.

ARTICLE XI
INDEMNIFICATION

Section 42.      Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a)      Directors Officers.  The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes provided that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada Revised Statutes or (iv) such indemnification is required to be made under subsection (d).

(b)      Employees and Other Agents.  The Corporation shall have power to indemnify its employees and other agents as set forth in the Nevada Revised Statutes.

(c)      Expense.  The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d)      Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer.  Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim.  In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada Revised Statutes for the Corporation to indemnify the claimant for the amount claimed.  In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.  In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

(e)      Non-Exclusivity of Rights.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes.

(f)      Survival of Rights.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)      Insurance.  To the fullest extent permitted by the Nevada Revised Statutes, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)      Amendments.  Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i)      Saving Clause.  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j)      Certain Definitions.  For the purposes of this Bylaw, the following definitions shall apply:

(i)      The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)      The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)      The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)      References to a “director,” “executive officer,” “officer,” “employee” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)      References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Bylaw.

ARTICLE XII
NOTICES

Section 43.      Notices.

(a)      Notice to Stockholders.  Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent.

(b)      Notice to Directors.  Any notice required to be given to any director may be given by any method stated in Section 20(e).  Notice sent through registered or certified mail, return receipt requested, shall be sent to such address as the director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.  Notice may be delivered by electronic transmission if:  (i) consented to by the recipient, and (ii) the electronic transmission contains or is accompanied by information from which the recipient can determine the date of the transmission (such as, for example, electronic mail or facsimile).  Any consent to receive notice by electronic transmission may be revoked by the person who consented by written or electronic notice to the person to whom the consent was delivered.  Any such consent is deemed revoked if:  (i) the person is unable to receive two consecutive electronic transmissions given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary of the Corporation or other person responsible for the giving of notice.  The inadvertent failure to treat any such inability as a revocation does not invalidate any meeting or other action.

(c)      Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or an agent of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)      Time Notices Deemed Given.  Notice shall be deemed effective:  (i) if personally delivered, when given directly to the recipient or when left at the residence or usual place of business of the recipient; (ii) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee; (iii) if given by electronic transmission, when (A) it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions of the type sent, and (B) it is in a form ordinarily capable of being processed by that system.  Consistent with the foregoing and by way of example, notice by electronic transmission shall be deemed effective:  (i) if given by facsimile, when directed to a number at which the recipient has consented to receive notice; and (ii) if given by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice.  An electronic transmission shall be deemed received under this Section 43(d) even if no natural person is aware of its receipt.  In the absence of fraud, an affidavit of the Secretary of the Corporation that the notice has been given by a form of electronic transmission is prima facie evidence of the facts stated in the affidavit.

(e)      Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f)      Failure to Receive Notice.  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g)      Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Nevada Revised Statutes, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h)      Notice to Person with Undeliverable Address.  Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the Corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Nevada Revised Statutes, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

(i)      Electronic Transmission.  For purposes of these Bylaws, ‘electronic transmission’ means any form or process of communication not directly involving the physical transfer of paper or another tangible medium which:  (i) is suitable for the retention, retrieval and reproduction of information by the recipient; and (ii) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice.  The term ‘electronic transmission’ shall include, without limitation, facsimile and electronic mail.

ARTICLE XIII
AMENDMENTS

Section 44.      Amendments.  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

ARTICLE XIV
INAPPLICABILITY OF NEVADA REVISED STATUTES SECTIONS 78.378 TO 78.3793, INCLUSIVE

Section 45.      Inapplicability of Nevada Revised Statutes Sections 78.378 to 78.3793, Inclusive.  The provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, shall not apply to the Corporation or to the acquisition of a controlling interest by existing or future stockholders.

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